UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2014

CORECOMM SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA, CANADA	000-54800	99-0364150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#810 - 789 West Pender Street Vancouver, BC		V6C 1H2
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(604) 700-9324

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective May 21, 2014, Patrick Fitzsimmons resigned as the Chief Executive Officer, the President and as a director of CoreComm Solutions Inc. (the “Company”).  Mr. Fitzsimmons’ resignation was not due to, and was not caused by, in whole or in part, any disagreement with the Company, whether related to the Company’s operations, policies, practices or otherwise.

On May 21, 2014, in order to fill the vacancies caused by Mr. Fitzsimmons' resignation, the board of directors of the Company appointed Nelson Da Silva as the Company’s Chief Executive Officer, Chief Financial Officer, President and a director.

Mr. Da Silva, 54, has over 25 years of experience working with numerous mining companies in the public sector. From 2009 to 2012, Mr. Da Silva worked with Rain Communications Corp, a full service investor relations firm specializing in early stage mining and exploration companies. For the past two years, Mr. Da Silva has been providing consulting services as an independent contractor.

There is no family relationship among the directors or officers. There is currently no compensation arrangement with Mr. Da Silva. During the last two years, there have been no transactions or proposed transactions that the Company was or is a party to in which Mr. Da Silva has a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORECOMM SOLUTIONS INC.

Date: May 22, 2014

By:  /s/ Nelson Da Silva

Nelson Da Silva

Chief Executive Officer, Chief Financial Officer

and President

3